UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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CENTURY CASINOS, INC.
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(Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2008

Dear Securityholder:

We cordially invite you to attend the Annual Meeting of Securityholders of Century Casinos, Inc., which will be held at the Century Casino & Hotel, 102 Main Street, Central City, Colorado on Monday, June 16, 2008, at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time, 16:00hrs Central European Time).

At the meeting, you will be asked to vote on proposals to elect one Class II director, ratify the appointment of our independent registered public accounting firm and consider other business as may properly come before the meeting.

Enclosed is a notice of the Annual Meeting, the proxy statement and proxy card along with a copy of our Annual Report for the 2007 fiscal year.

We encourage you to read the enclosed proxy statement and vote promptly.  If you attend the Annual Meeting, you may vote in person even if you previously voted by proxy.  Thank you for your interest and support.

Sincerely,

/s/ Erwin Haitzmann
Erwin Haitzmann
Chairman of the Board

CENTURY CASINOS, INC.

NOTICE OF ANNUAL MEETING OF SECURITYHOLDERS

Notice is hereby given that the Annual Meeting of Securityholders of Century Casinos, Inc., a Delaware corporation, will be convened at the Century Casino & Hotel, 102 Main Street, Central City, Colorado on Monday, June 16, 2008, at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time, 16:00 hrs Central European Time), for the following purposes:

1.	to elect one Class II director to the Board of Directors;

2.	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm; and

3.	to transact such other business as may properly come before the meeting in accordance with our bylaws or any adjournment or postponement thereof.

Securityholders are cordially invited to attend the meeting in person or by calling:

+1 866 682 6100 (U.S. TOLL FREE) or +1 201 499 0416 (INTERNATIONAL).

Securityholders of record owning shares of our common stock at the close of business on April 21, 2008, are entitled to vote at the meeting. A complete list of these securityholders will be available for ten days prior to the meeting at the office of our Corporate Secretary at 1263A Lake Plaza Drive, Colorado Springs, Colorado 80906, and at the Annual Meeting.

If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Securityholders who cannot attend the meeting in person should vote by using the enclosed proxy card. Please fill in, date, sign and return the enclosed proxy card in the enclosed envelope so that your shares may be voted at the meeting. If you attend the meeting, you may revoke your proxy and vote in person. Your vote is important.

By order of the Board of Directors,

/s/ Larry Hannappel
Larry Hannappel
Senior Vice President and Corporate Secretary

Colorado Springs, Colorado
April 28, 2008

CENTURY CASINOS, INC.
1263A Lake Plaza Drive
Colorado Springs, CO 80906

PROXY STATEMENT

Annual Meeting of Securityholders
To Be Held on June 16, 2008

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Century Casinos, Inc. for  the Annual Meeting of Securityholders (“Annual Meeting”) to be held on Monday, June 16, 2008 at the Century Casino & Hotel, 102 Main Street, Central City, Colorado at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time, 16:00 Central European Time), for the purposes set forth in the accompanying Notice of Annual Meeting of Securityholders. The enclosed materials were mailed on or about May 5, 2008 to our securityholders of record as of April 21, 2008.

The matters to be brought before the Annual Meeting are the election of one Class II director of the Board of Directors, the ratification of Grant Thornton LLP as our independent registered public accounting firm and the transaction of such other business that properly comes before the meeting.

All properly executed proxies received at or prior to the Annual Meeting will be voted at the Annual Meeting. If a securityholder directs how a proxy is to be voted with respect to the business coming before the Annual Meeting, the proxy will be voted in accordance with the securityholder’s directions. If a securityholder does not direct how a proxy is to be voted, it will be voted in favor of the election of the nominees to the Board of Directors named in this proxy statement and for the ratification of Grant Thornton LLP as our independent registered public accounting firm. A proxy may be revoked at any time before it is exercised by giving written notice to our Secretary at the above address or by a subsequently executed proxy. Securityholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a proxy. Securityholders will not be able to vote their shares by phone at the meeting. If no instructions are indicated on the proxy, the shares will be voted in favor of the proposals presented in this proxy statement and in the proxy holder’s discretion for any other matters presented in accordance with our bylaws to be considered at the Annual Meeting.

Expenses in connection with the solicitation of proxies in regard to the proposals brought forward by us and included in this proxy statement will be paid by us.

Proxies are being solicited by mail, and, in addition, our directors, officers and regular employees (who will not receive any additional compensation) may solicit proxies personally, by telephone, by email, or by special correspondence. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our common stock, including beneficial owners who hold our Austrian Depositary Certificates, or ADCs.

VOTING SECURITIES

Only securityholders of record at the close of business on April 21, 2008 will be entitled to vote at the Annual Meeting. On that date, there were issued and outstanding 23,864,067 shares of our $.01 par value common stock, our only class of voting securities. This number includes 3,442,478 shares of common stock represented by ADCs. Each share of common stock is entitled to one vote per share. Cumulative voting in the election of directors is not permitted.

The holders of a majority of our issued and outstanding shares of common stock, represented either in person or by proxy and entitled to vote at the meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Of the votes cast at the Annual Meeting, a vote of the holders of a majority of the common stock present, either in person or by proxy, and entitled to vote, is required to elect each director nominee and to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2008.

In accordance with Delaware law, a securityholder entitled to vote for the election of directors can withhold authority to vote for nominees for director. Abstentions are counted for purposes of determining a quorum to conduct business, but are ignored in vote tabulation, thereby increasing the number of votes necessary to approve any proposal. The inspectors of election will treat broker non-votes, which are shares held by brokers or nominees for which the broker or nominee has no discretionary power to vote on a particular matter and for which they have received no instructions from the beneficial owners or persons entitled to vote, as shares that are present for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matters as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not entitled to vote with respect to that matter (even though those shares may be entitled to vote on other matters).

All shares of common stock, including shares underlying the ADCs, will vote as a single class. Neither our Certificate of Incorporation nor our Bylaws provide for cumulative voting rights in the election of directors.

SECURITYHOLDER PROPOSALS

If you are a securityholder who wishes to present a proposal for inclusion in the proxy statement and form of proxy for consideration at our 2009 Annual Meeting of Securityholders, you must submit your proposals to the attention of our Secretary at our executive office located in Colorado Springs, Colorado, so that the proposal is received by us no later than December 29, 2008. In order for a securityholder proposal to be properly considered at the 2009 Annual Meeting, our Secretary must have received notice of the proposal no sooner than December 18, 2008 and no later than February 16, 2009, in accordance with our amended and restated bylaws. Proposals received by us after February 16, 2009 will be deemed untimely and will not be considered at the 2009 Annual Meeting.

SECURITYHOLDER COMMUNICATIONS AND DIRECTOR NOMINATIONS

Securityholders or other interested parties may communicate with our Board of Directors, any individual director, or members of any board committee. Securityholders should send any communications to investor@cnty.com, and identify the intended recipient or recipients. All communications addressed to the Board of Directors or any identified director or directors will be forwarded to the identified person or persons.

In order to nominate candidates for election to our Board, nominations must be timely received from a securityholder of record at our executive office located in Colorado Springs, Colorado as described above under “Securityholder Proposals”, and must set forth the name, age, business address and residence address of each nominee, the nominees’ principal occupations or employment, the number of shares of our common stock owned by each nominee, and any other information regarding each nominee required to be disclosed by applicable laws. The nomination must also state the name and address of the securityholder making such nominations and the number of shares of our common stock owned by such person.

PROPOSAL 1

ELECTION OF DIRECTOR

Our Board is divided into three classes of directors as nearly equal in number as possible. Each director who is elected at an annual meeting will be elected for a three-year term expiring at the third annual meeting of securityholders after such director’s election. Accordingly, directors of one class only are elected at each year’s annual meeting of securityholders. If elected, all nominees are expected to serve until the expiration of their respective three-year terms or until their successors are duly elected and qualified. Presently, our Board consists of five directors comprising the following: (i) two Class I directors, Mr. Eichberg and Dr. Corbaci, whose terms will expire at the 2010 annual meeting; (ii) one Class II director, Mr. Hoetzinger, who is standing for re-election at the 2008 annual meeting; and (iii) two Class III directors, Dr. Haitzmann and Mr. Schellmann, whose terms will expire at the 2009 annual meeting.

At the Annual Meeting, one Class II director will be elected. The Board of Directors has nominated Peter Hoetzinger for election as the Class II director to serve for a three year term expiring at the 2011 annual meeting of securityholders. Proxies cannot be voted for a greater number of directors than the number nominated.

Mr. Hoetzinger is presently a member of the Board of Directors, having served continuously as a director since March 1994. He has indicated a willingness to serve; however, in the event he should become unable to serve as a director, all proxies will be voted in accordance with the best judgment of the persons acting under such proxies.

The information concerning Mr. Hoetzinger, the nominee for the Class II director, is set forth below under “Information Concerning Directors.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE NOMINEE FOR DIRECTOR.

INFORMATION CONCERNING DIRECTORS

Information regarding our Board of Directors as of April 21, 2008 is as follows:

Name	Age	Position Held	Director Since
Erwin Haitzmann	54	Chairman of the Board & Co Chief Executive Officer	March 1994
Peter Hoetzinger	45	Vice Chairman of the Board, Co Chief Executive Officer & President	March 1994
Robert S. Eichberg	61	Director	January 1997
Gottfried Schellmann	54	Director	January 1997
Dinah Corbaci	53	Director	April 2000

Erwin Haitzmann holds a Doctorate and a Masters degree in Social and Economic Sciences from the University of Linz, Austria (1980), and has over 30 years of casino gaming experience ranging from dealer through various casino management positions. Dr. Haitzmann has been employed full-time by us since May 1993 and has been our Chief Executive Officer since March 1994.

Peter Hoetzinger received a Masters degree from the University of Linz, Austria (1986). Thereafter, he was employed in several managerial positions in the gaming industry with Austrian casino companies. Mr. Hoetzinger has been employed full-time by us since May 1993 and has been our Co Chief Executive Officer since March 2005.

Robert S. Eichberg graduated from Bradley University in 1968 with a B.S. Degree in Accounting and is a Certified Public Accountant. He was employed by the public accounting firm of Deloitte & Touche, LLP from 1974 to 1994, ending his tenure there as tax partner. From 1994 to 1996, he served as tax partner for the public accounting firm Price Bednar LLP, before joining the public accounting firm of Causey, Demgen & Moore, Inc. in September 1996, where he continues to be employed as shareholder and President.

Gottfried Schellmann graduated from University of Vienna with a law degree and is a certified tax advisor in Austria. After having worked for several firms, including KPMG Germany, as tax and accounting manager, he formed Schellmann & Partner in 1993, where he continues to specialize in tax and accounting work for provinces and municipalities in Austria. He is a member of the International Bar Association. He is also one of the main co-authors, together with certain officers of the Austrian Ministry of Finance, of the Austrian corporate tax code.

Dinah Corbaci holds a Doctorate degree in Law from the University of Salzburg, Austria (1981). After one year of practicing on the Austrian Court in Salzburg, she began working for the Austrian Association of Realtors in Vienna. In 1984 she joined IBM Austria, where she serves as Account Manager for large governmental customers, with special focus on e-business for large IBM mainframe hardware and e-government solutions. During her term of employment at IBM, she has served as eServer Manager in which position she is responsible for all Austrian governmental customers concerning their strategic hardware development compliance with governmental and legal requirements and as Account Manager for Software and Solutions for Austrian governmental customers.

There are no family relationships between or among our directors.

We have adopted a Code of Ethics that applies to all directors. A complete text of this Code of Ethics is available on our web site (www.cnty.com). Any future amendments to or waivers of the Code of Ethics will be posted to the Investor Relations-Corporate section of our website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 21, 2008, concerning common stock ownership by (i) beneficial owners of more than five percent (5%) of our outstanding common stock that have publicly disclosed their ownership, (ii) each named executive officer and each member of our Board, and (iii) all of our officers and directors as a group. The number of shares indicated as beneficially owned by each person listed below is calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership in each case includes shares issuable upon exercise of outstanding options that are exercisable within 60 days after April 21, 2008. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned. We have no knowledge of any arrangement that would, at a subsequent date, result in a change in control of our company.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of beneficial Ownership	Percent of Class
Common Stock, $.01 par value	Erwin Haitzmann c/o Century Casinos, Inc. 1263A Lake Plaza Dr. Colorado Springs, CO 80906	1,628,105 (a)	6.7%
Common Stock, $.01 par value	Peter Hoetzinger c/o Century Casinos, Inc. 1263A Lake Plaza Dr. Colorado Springs, CO 80906	1,421,105 (b)	5.9%
Common Stock, $.01 par value	Robert S. Eichberg 1801 California St. Ste. 4650 Denver, CO 80202	75,000 (c)	*
Common Stock, $.01 par value	Gottfried Schellmann Riemerschmidg 30 2340 Maria Enzersdorf, Austria/Europe	95,200 (d)	*
Common Stock, $.01 par value	Dinah Corbaci Blechturmgasse 28/31 1040 Vienna Austria/ Europe	45,000 (d)	*
Common Stock, $.01 par value	Larry Hannappel c/o Century Casinos, Inc. 1263A Lake Plaza Dr. Colorado Springs, CO 80906	70,000 (e)	*
Common Stock, $.01 par value	Ray Sienko c/o Century Casinos, Inc. 1263A Lake Plaza Drive Colorado Springs, CO 80906	15,000 (f)	*

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of beneficial Ownership	Percent of Class
Common Stock, $.01 par value	All Executive Officers and Directors as a Group (seven persons)	3,349,410	13.5%
Common Stock, $.01 par value	Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	2,406,956 (g)	10.1%
Common Stock, $.01 par value	Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	2,109,947 (h)	8.8%
Common Stock, $.01 par value	Thomas Graf Liechtensteinstrasse 54 A-2344 Maria Enzersdorf Austria/Europe	2,000,000 (i)	8.4%
Common Stock, $.01 par value	William Blair & Company, L.L.C. 222 W. Adams Chicago, IL 60606	1,501,850 (j)	6.3%

(a)	Includes 528,105 shares, subject to non-statutory options. All shares reported are indirectly owned and held by The Haitzmann Family Foundation (See “Certain Relationships and Related Transactions”).
(b)	Includes 321,105 shares, subject to non-statutory options. All shares reported are indirectly owned and held by The Hoetzinger Family Foundation (See “Certain Relationships and Related Transactions”).
(c)	Includes an option to purchase 20,000 shares.
(d)	Includes an option to purchase 8,000 shares.
(e)	Includes an option to purchase 27,500 shares.
(f)	Includes options to purchase 15,000 shares.
(g)	As reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2008.
(h)	As reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008.
(i)	As reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008.
(j)	As reported on Schedule 13G/A filed with the Securities and Exchange Commission on January 9, 2008.
*	Less than 1%.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

The Board of Directors held two meetings during 2007 and on several occasions executed unanimous written consents in lieu of meetings, in accordance with Delaware law. Each director attended at least 75% of the meetings of the Board of Directors and of each committee on which he or she sits. A majority of our directors are independent directors, as required by the NASDAQ listing standards. Our Board of Directors determines whether a director is independent through a broad consideration of facts and circumstances, including an assessment of the materiality of any relation between us and a director not merely from the director’s standpoint, but also from that of persons or organizations with which the director has an affiliation. In making this determination, the Board of Directors adheres to the independence criteria defined by the NASDAQ listing standards and applicable Securities and Exchange Commission rules. Using these standards, our Board of Directors has determined that Robert S. Eichberg, Gottfried Schellmann and Dinah Corbaci qualify as independent directors.

Our policy regarding attendance by members of the Board of Directors at our annual meeting of securityholders is to encourage directors to attend, either in person or by teleconference, subject to their availability during that time.  In 2007, four members of the board attended the annual meeting.

We have an Audit Committee of the Board of Directors, which is comprised of Robert S. Eichberg (Chairman), Gottfried Schellmann and Dinah Corbaci and which is governed by an Amended and Restated Charter and Powers of the Audit Committee, a current copy of which can be found at www.cnty.com. The Audit Committee selects and appoints our independent registered public accounting firm, reviews the performance of the independent registered public accounting firm, and approves the fees of the independent registered public accounting firm. The Audit Committee also reviews the independence of such accountants, our annual and quarterly financial statements and our system of internal controls. During 2007, the Audit Committee held four meetings.

The Board of Directors and the Audit Committee believe that the Audit Committee’s current composition satisfies the applicable rules and pronouncements of NASDAQ and the Securities and Exchange Commission that govern audit committee selection, experience, and composition, including the requirement that all audit committee members be “independent directors,” as that term is defined by such rules. The Board of Directors has also determined that Robert S. Eichberg is an “audit committee financial expert,” as defined in applicable regulations of the Securities and Exchange Commission.

The Compensation Committee of the Board of Directors is comprised of Dinah Corbaci and Gottfried Schellmann.  The Compensation Committee sets the compensation to be paid to each of our executive officers on an annual basis and periodically sets compensation for our non-employee directors. The Compensation Committee operates pursuant to a written charter that was adopted by the Board, a current copy of which can be found at www.cnty.com.

The Compensation Committee has responsibility to: (i) develop guidelines and review the compensation and performance of our executive officers, review and approve corporate goals relevant to the compensation of our executive officers in light of our goals and objectives, set the Co Chief Executive Officers’ and other executive officers’ compensation based on this evaluation; (ii) make recommendations to the Incentive Plan Committee with respect to incentive-compensation plans and equity-based plans; (iii) develop plans for management succession; (iv) review major organizational and staffing matters; (v) review director compensation levels and practices, and recommend, from time to time, changes in such compensation levels and practices to the Board; (vi) annually review and reassess the adequacy of the Compensation Committee’s charter and recommend any proposed changes to the Board for approval; (vii) annually review the Compensation Committee’s own performance; and (viii) perform any other activities consistent with the Compensation Committee’s charter, our bylaws and applicable laws, rules and regulations that the Compensation Committee or the Board of Directors deem appropriate.

The Compensation Committee has the discretion to modify the recommendations and make the final decisions regarding material compensation to senior executives, including base pay, incentive pay (bonus) and equity awards.

In fulfilling its responsibilities, the Compensation Committee may delegate any of its responsibilities to one or more subcommittees or to one of its members as the Compensation Committee may deem appropriate in its sole discretion, to the extent permitted by law, NASDAQ rules and other rules and regulations. In addition, the Compensation Committee may engage external compensation consultants to assist in setting executive compensation, but did not do so in 2007. During 2007, the Compensation Committee held two meetings.

We have no standing nominating committee. All of the directors participate in the consideration of director nominees, but our nominations must be approved by a majority of the independent directors in order to be presented to the securityholders. The Board does not have an express policy with regard to the consideration of any director candidates recommended by securityholders because Delaware law permits any securityholder to nominate director candidates, and the Board believes that it can adequately evaluate any such nominees on a case by case basis. The Board will consider director candidates nominated by securityholders in accordance with the procedures set forth under “Securityholder Communications and Director Nominations” above, and will evaluate securityholder-recommended candidates under the same criteria as internally generated candidates.

The general criteria that the Board uses to select nominees are:

•	Such individual’s reputation for integrity, honesty and adherence to high ethical standards;
•	Demonstrated business acumen;
•	Experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives;
•	Willingness and ability to contribute positively to our decision making process;
•	Commitment to understand us and our industry and to regularly attend and participate in meetings of the Board and its committees;
•
Interest and ability to understand the sometimes conflicting interests of our various constituencies, which include securityholders, employees, customers, governmental units, creditors, and the general public;

•	Ability to act in the interest of all stakeholders;
•
Shall not have, or appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our securityholders and to fulfill the responsibilities of a director; and

•	Understanding the complexity of diverse international business structures.

It is the Board of Directors’ view, considering our size and the composition of the Board of Directors, which is comprised of five directors, three of whom are independent, that the Board of Directors can select nominees to the Board meeting these criteria without a separate nominating committee.

DIRECTOR COMPENSATION

Directors who are not our employees nor employees of any of our subsidiaries earn $1,000 for each Board meeting attended and for each gaming application completed. Directors are reimbursed for expenses reasonably incurred in connection with their service on the Board.

In addition, Mr. Eichberg receives $10,000 per year for his work as Chairman of the Audit Committee.  Mr. Schellmann and Dr. Corbaci each receive $3,000 per year for their work as members of the Audit Committee, the Compensation Committee and the Incentive Plan Committee.

Pursuant to our 2005 Equity Incentive Plan, directors are eligible for grants of equity awards. During 2007, we awarded 10,000 options to Mr. Eichberg, 7,500 options to Mr. Schellmann and 7,500 options to Dr. Corbaci, in each case, with a grant date fair value of $4.67 per share for their continued participation on our Board. These options become exercisable on July 3, 2008 and expire on July 2, 2017.

The following table sets forth the compensation provided by us to non-employee directors during 2007:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
Robert S. Eichberg	16,000	24,032	40,032

Gottfried Schellmann	11,000	18,191	29,191

Dinah Corbaci	11,000	18,191	29,191

(1)	Includes cash payments made to all non-employee Directors for participation in various meetings.
(2)
The value of stock option awards was determined as required by Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). See Century Casinos, Inc., Annual Report on Form 10-K for the year ended December 31, 2007, Note 10, for details on assumptions used in the valuation of the awards. Outstanding stock awards at December 31, 2007 for each non-employee director are as follows: Mr. Eichberg: 30,000 option awards; Mr. Schellmann: 15,500 option awards; and Dr. Corbaci: 15,500 option awards.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act or the Exchange Act, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with the Company’s management the audited consolidated financial statements of the Company for the year ended December 31, 2007. The Committee discussed with Grant Thornton LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), which included a discussion of the quality and adequacy of the Company’s internal controls.

The Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Grant Thornton LLP its independence.

Based upon the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on March 17, 2008.

Audit Committee:

Robert S. Eichberg, Chairman
Gottfried Schellmann
Dinah Corbaci

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2008. During 2007, Grant Thornton LLP served as our independent registered public accounting firm and also provided certain tax services. Notwithstanding the selection of Grant Thornton LLP, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of us and our securityholders. If the appointment is not ratified by our securityholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, either in person or via telephone, to respond to appropriate questions and will have an opportunity to make a statement if the representative desires to do so.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees billed to us by Grant Thornton LLP for the years ended December 31, 2007 and 2006:

Fee Category	Year Ended December 31,
	2007	2006
Audit Fees (1)	$770,279	$684,734
Audit Related Fees	-	-
Tax Fees (2)	33,828	88,709
All Other Fees	-	-
Total	$804,107	$773,443

(1)
Audit fees consist of fees incurred for professional services rendered for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, reviews of the interim consolidated financial statements included in quarterly reports on Form 10-Q and consents for filings with the Securities and Exchange Commission.

(2)	Tax fees consist of aggregate fees billed for professional services for tax compliance, tax advice, and tax planning.

The amounts shown above include payment of out-of-pocket expenses incurred by Grant Thornton LLP. Fees of $405,778 had been billed through December 31, 2007, and the remaining $398,329 was billed subsequent to December 31, 2007.

The Audit Committee of the Board of Directors concluded that Grant Thornton LLP's provision of the services generating tax fees is compatible with maintaining Grant Thornton LLP's independence.

The Audit Committee approves in advance any and all audit services, including audit engagement fees and terms, and non-audit services provided to us by our independent auditors (subject to the de minimis exception for non-audit services contained in Section 10A (i)(1)(B) of the Exchange Act), all as required by applicable law or listing standards.

The independent auditors and our management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

The following Report of the Compensation Committee is not deemed to be “soliciting material” and should not be deemed  “filed” with the Securities and Exchange Commission or subject to the Securities and Exchange Commission’s proxy rules or to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Dinah Corbaci
Gottfried Schellmann

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Goals and Objectives

The Compensation Committee (the “Committee”) is responsible for setting and reviewing the compensation of our Co CEO’s and our other executive officers, including our named executive officers: Erwin Haitzmann, Peter Hoetzinger, Larry Hannappel and Ray Sienko.

In order to better align the long-term interests of our executives with our securityholders and to attract and retain highly qualified executives, our compensation programs have been designed to provide competitive levels of compensation that integrate pay with our performance, with an emphasis on recognizing individual initiative and achievements.

We base our compensation primarily on performance, with a large portion of potential compensation dependent upon our successful long-term performance and position in the gaming industry. The Committee believes that the compensation program for our senior executives should motivate them to deliver financial results, ensure that our customers receive excellent service at our properties, facilitate the development of new gaming opportunities and keep a sound financial structure for our company.

Compensation Program Design

The executive compensation program is designed with our executive compensation objectives in mind and is comprised of fixed and variable pay plans, cash and non-cash plans, and short and long-term payment structures in order to recognize and reward executives for their contributions to us today and in the future.

Our current short-term executive compensation structure consists of base salary and annual incentive compensation in the form of cash bonuses. Our long-term executive compensation consists of equity awards issued under the 2005 Equity Incentive Plan and life insurance plans.

We continually assess and evaluate the internal and external competitiveness of all components of the executive compensation program. Internally, we look at critical and key positions that are directly linked to our profitability and viability. We ensure that the appropriate hierarchy of jobs is in place with appropriate ratios of Chief Executive Officer compensation to other senior executive compensation. Due to the highly competitive nature of the gaming industry, it is important for our pay plans to provide us the ability to internally develop executive talent, retain our executives and recruit highly qualified senior executives.

Roles in Establishing Compensation

Internal Resources

When determining the pay levels for our Co Chief Executive Officers and our other senior executives, the Committee solicits advice from internal as well as external resources. Internal company resources may include, and are not limited to, our Co Chief Executive Officers, Principal Financial Officer, Chief Accounting Officer and Director of Human Resources.

Our Co Chief Executive Officers annually review the performance of our senior executives and, based on these reviews, recommend to the Committee compensation for all senior executives. The Committee, however, has the discretion to modify the recommendations and make the final decisions regarding material compensation to senior executives, including base pay, incentive pay (bonus) and equity awards based on this information and information from other internal resources.

External Resources

The Committee considered independent compensation studies and trade publication studies for the determination of competitive compensation. These include:

•
An October 2004 independent compensation study prepared by HVS Executive Search, a firm that specializes in the gaming and hospitality industry, analyzing the compensation packages of other small and mid cap US casino and gaming companies;

•	A 2004 study of management and employee equity incentive participation for the 200 largest public U.S. industrial and service corporations; and
•	A November 2006 trade publication containing compensation information of CEOs of 47 gaming industry companies.

Elements of Compensation

Base Salary

The Committee sets base salaries for executive officers at its discretion, based on a variety of factors in determining base salaries for executive officers, including:

-	the nature and responsibility of the position;
-	the experience and contribution of the individual executive;
-	the meeting or exceeding of objectives during a particular period (merit);
-	additional duties, responsibilities or organizational change;
-	the amount of international travel; and
-	retention

The Committee believes that the base salaries of the Co Chief Executive Officers, which includes amounts paid to Dr. Haitzmann’s and Mr. Hoetzinger’s respective management companies (see “Executive Employment Agreements”), have been set at what the Committee believes, based on their knowledge of the gaming industry, to be fair. The Committee believes that the salaries of our other named executive officers were also set at fair and competitive levels.

The Committee reviews Dr. Haitzmann’s and Mr. Hoetzinger’s respective management agreements from time to time. Because Dr. Haitzmann and Mr. Hoetzinger entered into management agreements in September 2006, each of which have a 5-year term, the Committee did not review the agreements in 2007. The Committee is required to review Mr. Hannappel’s and Mr. Sienko’s salaries on an annual basis, pursuant to their respective employment agreements. In lieu of a salary increase for 2007, the Committee chose to award each of Mr. Hannappel and Mr. Sienko an additional discretionary bonus in order to maintain base salaries at previous levels, which the Committee believes are fair and competitive.

Annual Incentive Compensation

The Committee considers salaries and bonuses in determining the competitiveness of the total compensation package. At the end of our fiscal year, the Committee reviews and approves all bonus payments which are awarded to our executive officers on a discretionary basis. Payment of bonuses is discretionary based on annual discussion by the Committee. In determining whether bonuses should be made and the amount of such bonuses, the Committee considers, among other things, growth in fundamental company values, market share, markets served, international diversification, risk spread, stock price development, revenues, adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, minority interest, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, gains (losses) on disposition of fixed assets, discontinued operations and certain other one-time items), net earnings, operating margins, positioning of the company for future growth, comparison to companies in the gaming and entertainment industry that operate world-wide, and other measurements and performance criteria as the Committee deems applicable and appropriate, such as our increased international exposure due to the increase in our international operations (e.g., travel, risks, health, etc.).

Incentive awards are made subject to the Committee’s discretion. The Committee may make adjustments to our overall corporate performance goals and our actual performance results that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation, or regulatory changes in accounting or taxation standards.  These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control or our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructuring, acquisitions, or divestitures.

For the year ended December 31, 2007, the Committee awarded bonuses of $130,000 each to Dr. Haitzmann and Mr. Hoetzinger, $90,000 to Larry Hannappel and $30,000 to Ray Sienko. In 2007, the bonuses for executive officers were based mainly on the increase in preliminary net operating revenue of 60% and an increase in Adjusted EBITDA of 50% (our actual net revenue increased 63% and our actual Adjusted EBITDA increased 67%). For our 2007 bonus determination, the Committee determined that the decline in our stock price did not follow our operational performance, but was due to expectations of even better results by certain analysts and a difficult stock market environment.

Long-term Incentive Compensation

As approved by stockholders, the Century Casinos, Inc. 2005 Equity Incentive Plan (“2005 Plan”) promotes the success and enhances our value by linking the personal interests of the members of the Board, employees, and senior executives to those of our securityholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our securityholders. The 2005 Plan is intended to provide flexibility to us in our ability to motivate, attract and retain the services of key employees. The 2005 Plan provides for the grant of awards to eligible individuals in the form of stock, restricted stock, stock options, performance units or other stock-based awards, all as defined in the 2005 Plan. The exercise price of each option grant is equal to the fair market value of our common stock (based on the closing price on NASDAQ) on the date of grant. The number of shares covered by any grant is generally determined by the position, the eligible employee’s salary at the time of grant, amounts granted in previous years, and the then current stock price. Grants may be made to reflect increased responsibilities or reward extraordinary performance.

The Committee decides on at least an annual basis whether or not to issue option grants to the executive officers. The amount of equity awards to be issued is based on the discretion of the Committee. In July 2007, the Committee awarded Dr. Haitzmann and Mr. Hoetzinger each 200,000 shares of restricted common stock. Mr. Hannappel and Mr. Sienko were each awarded 10,000 stock options. The restricted common stock and stock options vest 10% at one year from grant date, an additional 20% at two years from grant date, an additional 30% at three years from grant date and an additional 40% at four years from grant date. The stock options expire ten years from the date of grant.

The Committee awarded the shares of restricted stock and the stock options for past service and as an incentive to continue employment with us. In determining the basis of the award, the Committee took into account the asset growth and employee growth of the Company since the last award was made in March 2004. Our total assets grew from $56.8 million as of March 31, 2004 to $184.1 million as of March 31, 2007. Since the first quarter of 2004, our operations have increased from 10 casinos, 2 hotels and approximately 555 employees to 11 casinos, 5 hotels and approximately 1,000 employees.

In determining the amount of restricted common stock and stock options to award, the Committee also referred to a 2004 study of management and employee equity incentive participation. According to this study of the 200 largest public U.S. industrial and service corporations, on average 10.0% of the total number of fully diluted shares of each corporation was reserved for equity incentive awards. The Committee issued enough awards to remain below this average, with room to issue additional awards in the future and remain within the industry average. Subsequent to the issuance of the awards to the named executive officers, 7.4% of our total number of fully diluted shares was reserved for equity incentive awards.

Policy Concerning Tax Deductibility

The Committee’s policy with respect to qualifying compensation paid to its executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to maximize tax deductibility. However, non-deductible compensation may be paid to executive officers when necessary for competitive reasons or to attract or retain a key executive, or where achieving maximum tax deductibility would be considered disadvantageous to the best interests of the Company.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any taxable year to any "covered employee" (defined as the Chief Executive Officer and the corporation's other four most highly compensated officers as of the end of a taxable year). However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The 2005 Plan is structured to qualify awards as compensation that is exempt from the $1 million deduction limit. No “covered employees” were paid compensation exceeding $1 million in 2007 and, as a result, all compensation to “covered employees” is fully tax-deductible.

Personal Benefits and Perquisites

Our use of perquisites as an element of compensation is limited. The Committee does not view perquisites as a significant element of our compensation structure, but does believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment. Besides certain life insurance contributions and change in control protections, we generally provide broad-based perquisites to our executives and other employees. Executives and all other employees are eligible to participate in various benefit programs such as medical, dental and vision insurance, life insurance, both short and long-term disability, and employer contributions to the Century Casinos, Inc. 401(K) Savings and Retirement Plan. Relocation benefits are available and are negotiated on an individual basis when an employee is hired.

In addition to our group benefits, Erwin Haitzmann and Peter Hoetzinger are also entitled to:

1.
A company-paid life insurance policy. Dr. Haitzmann’s policy provides a maximum life insurance benefit of € 349,975, payable in either a single lump sum or as an annuity. Mr. Hoetzinger’s policy provides a maximum life insurance benefit of € 418,032, payable in either a single lump sum or as an annuity;

2.
Long term disability or death benefits equal to 1/12 of the executive’s annual salary in effect at the time of disability or death, for a period of twelve (12) months from the date of disability or death; and

3.	The use of a car provided to them and paid for by us for business and personal purposes.

The cost to us of these benefits, if used by a Named Executive Officer and if in excess of $10,000, is reflected in “All Other Compensation” in the Summary Compensation Table.

Change in Control and Severance Benefits

We have entered into employment agreements with our executive officers, including our Co Chief Executive Officers and all named executive officers. These agreements are described in more detail under “Executive Employment Agreements.” These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change in our control or a termination without cause by us, each as is defined in the agreements.

Our 2005 Plan and our previous equity incentive plan under which we have issued equity awards to our executive officers provide for full accelerated vesting of stock awards following a change in our control, as defined in such plans.

The change of control provisions and the related severance compensation provisions of the employment agreements with our executive officers and our equity incentive plans are designed to meet the following objectives:

1.
Change in Control: Many larger, established casino developers consider companies at similar stages of growth as Century Casinos, Inc. as potential acquisition targets as a means of adding value to their company. In some scenarios, the potential for merger or acquisition may be in the best interests of our securityholders. In certain cases, we provide severance compensation if an executive is terminated as a result of a corporate transaction in order to maintain the continuity of management during the transaction and in order to promote the ability of our executive officers to act in the best interests of our securityholders even though there exists the possibility that they could be terminated as a result of the transaction.

We define a change in our control as:

a.
any person or entity (not affiliated with the employee, other employees or members of the Board of Directors) becoming the beneficial owner of a majority of the voting rights of our outstanding securities;

b.	the triggering of the issuance of stock rights to securityholders pursuant to our stock rights agreement, as amended from time to time;
c.	the replacement or rejection of one or more person(s) nominated to be director(s) by our Board of Directors before any change of control;
d.	the election of one or more persons to our Board of Directors that have not been nominated by our Board of Directors prior to any change of control;
e.	Dr. Haitzmann ceases to serve as our Chairman, except by reason of his death or permanent disability (as stated in Mr. Hoetzinger’s employment agreement);
f.	Mr. Hoetzinger ceases to serve as our Vice Chairman, except by reason of his death or permanent disability (as stated in Dr. Haitzmann’s employment agreement); or
g.	the holders of securities approve a merger, consolidation or liquidation of the company.

2.
Termination Without Cause By Us: If we terminate the employment of an executive officer without cause, we are obligated to continue to pay their base salary for a specified period of time, as per the executive officer’s employment agreement. We believe this is appropriate because:

a.	the terminated executive officer is bound by confidentiality and non-compete provisions covering a specified period of time;
b.
we and the executive have mutually agreed to a severance package that is in place prior to any termination event. This provides us more flexibility to make a change in senior management if such a change is in the best interests of the company and our securityholders; and

c.	the terminated executive receives a fair severance payment that is defined in advance of a termination without cause.

For this scenario, we define “cause” for Dr. Haitzmann and Mr. Hoetzinger as:

a.
the failure of the employee for any reason, within thirty days after receipt by the employee of written notice thereof from us, to correct, cease, or otherwise alter any specific action or omission to act that constitutes a material and willful breach of such employee’s employment agreement that is likely to result in material damage to us; or

b.	any willful gross misconduct likely to result in material damage to us.

For this scenario, we define “cause” for Mr. Hannappel and Mr. Sienko as:

a.	any fraud, theft or intentional misappropriation perpetrated by an employee against us;
b.	conviction of a felony;
c.	a material and willful breach of such employee’s employment agreement by an employee, if such employee does not correct such breach within a reasonable period after we give written notice to employee;
d.	willful or gross misconduct by the employee in the performance of his duties under his respective employment agreement;
e.	failure by the employee to maintain in good standing any license that he must hold based on the requirements of any regulatory body;
f.
the chronic, repeated, or persistent failure of the employee in any material respect to perform his obligations as an employee of ours (other than by reason of a disability as determined under common law or any pertinent statutory provision, including without limitation the Americans With Disabilities Act), if the employee does not correct such failure within a reasonable period after we give written notice to him (with such notice to specify in reasonable detail the action or inaction that constitutes such failure).

3.
Termination With Cause By Employee: Dr. Haitzmann’s and Mr. Hoetzinger’s employment agreements provide severance in the event they terminate their employment with us for cause. This scenario would be treated similarly to a termination without cause by us for the same reasons provided for that situation, as described above.

For this scenario, we define “cause” as:

a.
our failure for any reason, within thirty days after receipt by us of written notice from the employee, to correct, cease, or otherwise alter any material adverse change in the conditions of such employee’s employment, including, but not limited to any change in his title or position, or the duties of such position (such as, but not limited to another person assuming the same or similar title, position or duties, or one or more of the employee's primary duties being assigned to be performed by the employee in a country other than his country of primary residence), unless the employee consents in writing to such change; or

b.	a change in our control, as defined above.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below sets forth certain executive compensation to the Company’s Co Chief Executive Officers and to each other executive officer who received greater than $100,000 in compensation in 2007.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (3)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Erwin Haitzmann	2007	456,444 (1)	130,000 (2)	359,600	26,100	69,971	1,042,115
Chairman of the Board and	2006	341,331 (1)	247,500 (2)	-	145,567	-	734,398
Co Chief Executive Officer

Peter Hoetzinger	2007	456,444 (1)	130,000 (2)	359,600	26,100	49,351	1,021,495
Vice Chairman of the Board,	2006	341,331 (1)	247,500 (2)	-	145,567	-	734,398
Co Chief Executive Officer and
President

Larry Hannappel	2007	120,609	90,000	-	8,494	1,800	220,903
Senior Vice President	2006	120,650	75,000	-	4,642	1,800	202,092
Secretary and Treasurer

Ray Sienko	2007	100,507	30,000	-	7,559	1,000	139,066
Chief Accounting Officer	2006	100,609	25,000	-	844	1,500	127,953

(1)
Dr. Haitzmann’s salaries for 2007 and 2006 include $360,000 and $252,747, respectively, paid to Flyfish Casino Consulting AG for the benefit of Dr. Haitzmann’s Family Foundation. Mr. Hoetzinger’s salaries for 2007 and 2006 include $360,000 and $252,747, respectively, paid to Focus Casino Consulting AG for the benefit of Mr. Hoetzinger’s Family Foundation. These payments are made pursuant to separate management agreements with us (see “Executive Employment Agreements”).

(2)
Dr. Haitzmann’s bonuses for 2007 and 2006 were paid to Flyfish Casino Consulting AG for the benefit of Dr. Haitzmann’s Family Foundation. Mr. Hoetzinger’s bonuses for 2007 and 2006 were paid to Focus Casino Consulting AG for the benefit of Mr. Hoetzinger’s Family Foundation.

(3)
The value of stock and option awards was determined in accordance with SFAS 123(R). See Century Casinos, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, Note 10 for details on assumptions used in the valuation of the awards.

(4)
Dr. Haitzmann’s and Mr. Hoetzinger’s other compensation for 2007 includes premiums paid on medical and life insurance policies and the portion of our expense for cars provided to our Co CEOs attributable to personal use during 2007. We estimate that approximately 35% of the annual lease cost for each car represents the amount attributable to personal use. These amounts are broken out as follows:

Name	Medical Insurance	Life Insurance	Automobile	Total
Erwin Haitzmann	8,363	54,280	7,328	69,971

Peter Hoetzinger	8,471	33,653	7,227	49,351

Mr. Hannappel’s and Mr. Sienko’s other compensation for 2007 consists solely of matching contributions made by us to the 401(k) Savings and Retirement Plan. Dr. Haitzmann and Mr. Hoetzinger do not participate in our 401(k) Savings and Retirement Plan.

EXECUTIVE EMPLOYMENT AGREEMENTS

Co Chief Executive Officers

On October 12, 2001, the Company entered into separate employment agreements with Erwin Haitzmann and Peter Hoetzinger. The agreements were amended February 18, 2003 to extend the dates of employment to December 31, 2008 and to specify the duties of Dr. Haitzmann and Mr. Hoetzinger. Additionally, the agreements were amended February 3, 2005 to reassign the employment agreements to a wholly owned foreign subsidiary of the Company, to include changes to the employees’ salary and termination clauses (See “Compensation Discussion and Analysis – Change in Control and Severance Benefits”), and to extend the dates of employment to December 31, 2009, and for five year renewable periods thereafter, unless sooner terminated by them or us. Effective September 1, 2006, the employment agreements were further amended to provide each executive officer with life insurance. (See “Compensation Discussion and Analysis - Personal Benefits and Perquisites”).

As compensation for the services rendered by Dr. Haitzmann and Mr. Hoetzinger for us, Dr. Haitzmann and Mr. Hoetzinger are paid not less than €70,000 (Euro seventy thousand) (approximately $96,444 for the year ended December 31, 2007) in base salary, plus annual increases and bonuses, and such other incentives, benefits, insurance policies and compensation as may have been and may be awarded to them from time to time by the Committee. The Committee is required to review the salaries on an annual basis. We either provide Dr. Haitzmann and Mr. Hoetzinger with, or reimburse them for, all reasonable expenses incurred in connection with the performance of their duties as our executives, in substantially at least the same form and fashion as we have done during the twelve months preceding the date of the agreements. Dr. Haitzmann and Mr. Hoetzinger are also each entitled to the use of a car provided to them and paid for by us for business and personal purposes. (See “Compensation Discussion and Analysis – Personal Benefits and Perquisites”).

In addition to the employment agreements, as amended, that we have with Dr. Haitzmann and Mr. Hoetzinger, we are party to separate management agreements with Flyfish Casino Consulting AG, a Swiss corporation, to secure the services of Dr. Haitzmann, and with Focus Casino Consulting AG, a Swiss corporation, to secure the services of Mr. Hoetzinger, to provide executive casino management services to us through December 31, 2011, and for five year renewable periods thereafter, unless sooner terminated by them or by us.

Effective September 30, 2006, the management agreements provide for an annual base management fee of $360,000 each for Dr. Haitzmann and Mr. Hoetzinger, plus such annual increases and bonuses, and such other incentives, benefits and compensation as may be awarded to them, respectively, by the Committee. Payments to each of these management companies are included as salary in the Summary Compensation Table.

Payments of the management fees are reviewed annually by the Committee.

Other Named Executive Officers

We entered into an employment agreement with Larry Hannappel effective January 1, 2005, pursuant to which we will pay to Mr. Hannappel an annual salary of $120,000. Mr. Hannappel is eligible to receive an annual bonus of up to $56,000 (or greater based on the discretion of the Committee). The bonus amount can be reviewed by us annually, and the Committee is required to review Mr. Hannappel’s salary on an annual basis.

We either provide Mr. Hannappel with, or reimburse him for, all reasonable expenses incurred in connection with the performance of his duties as an executive.

We entered into an employment agreement with Mr. Ray Sienko effective March 15, 2005, pursuant to which we will pay to Mr. Sienko an annual salary of $100,000. Mr. Sienko is eligible to receive an annual bonus of up to $15,000 (or greater based on the discretion of the Committee).  The bonus amount can be reviewed by us annually, and the Committee is required to review Mr. Sienko’s salary on an annual basis.

We either provide Mr. Sienko with, or reimburse him for, all reasonable expenses incurred in connection with the performance of his duties as an executive.

Mr. Hannappel’s and Mr. Sienko’s respective employment agreements also provide benefits under various termination scenarios (See “Compensation Discussion and Analysis – Change in Control and Severance Benefits”).

GRANTS OF PLAN-BASED AWARDS IN 2007

The following table gives certain information concerning the grants of equity awards during 2007 to our executive officers named in the Summary Compensation Table.

Name	Grant Date	Committee Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Erwin Haitzmann	7/3/2007	7/2/2007	200,000	-	-	1,798,000

Peter Hoetzinger	7/3/2007	7/2/2007	200,000	-	-	1,798,000

Larry Hannappel	7/3/2007	7/2/2007	-	10,000	9.00	48,700

Ray Sienko	7/3/2007	7/2/2007	-	10,000	9.00	48,700

(1)
Represents shares of restricted stock granted during 2007. Restricted stock vests 10% at one year from grant date, an additional 20% at two years from grant date, an additional 30% at three years from grant date and an additional 40% at four years from grant date.

(2)
Represents incentive stock option awards granted during 2007. Stock options vest 10% at one year from grant date, an additional 20% at two years from grant date, an additional 30% at three years from grant date and an additional 40% at four years from grant date.

(3)
The grant date fair value of stock and stock option awards was determined as required by SFAS 123(R).  See Century Casinos, Inc.’s Annual Report of Form 10-K for the year ended December 31, 2007, Note 10, for details on assumptions used in the valuation of the awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the number of options and restricted shares of our common stock held by our executive officers named in the Summary Compensation Table as of December 31, 2007.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Options Exercise Price ($)	Options Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Erwin Haitzmann (5)	276,863	251,242	2.93	3/4/2014	200,000	1,288,000

Peter Hoetzinger (6)	276,863	251,242	2.93	3/4/2014	200,000	1,288,000

Larry Hannappel	16,500	11,000	2.93	3/4/2009	-	-
	-	10,000	9.00	7/2/2017	-	-

Ray Sienko	10,000	-	1.75	4/6/2011	-	-
	3,000	2,000	2.93	3/4/2009	-	-
	-	10,000	9.00	7/2/2017	-	-

(1)	Options vest 10% at one year from grant date, an additional 20% at two years from grant date, an additional 30% at three years from grant date and an additional 40% at four years from grant date.
(2)	The options granted to Mr. Hannappel and Mr. Sienko which expire on March 4, 2009 were granted on March 4, 2004. All other options included in the above table expire ten years from the date of grant.
(3)
Restricted stock was granted on July 3, 2007. Restricted stock vests 10% at one year from grant date, an additional 20% at two years from grant date, an additional 30% at three years from grant date and an additional 40% at four years from grant date.

(4)	Based on the closing price ($6.44) of our common stock on the NASDAQ Capital Market on December 31, 2007.
(5)	All options are held by The Haitzmann Family Foundation. (See “Certain Relationships and Related Transactions”).
(6)	All options are held by The Hoetzinger Family Foundation. (See “Certain Relationships and Related Transactions”).

OPTION EXERCISES

The following table gives certain information concerning stock option exercises during 2007 by our executive officers named in the Summary Compensation Table.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Erwin Haitzmann	100,000	290,000 (1)

Peter Hoetzinger	100,000	290,000 (1)

Larry Hannappel	17,500	162,200 (2)

Ray Sienko	-	-

(1)	Based on the closing price ($5.83) of our common stock on the NASDAQ Capital Market on October 16, 2007, the date that options were exercised.
(2)	Based on the closing price ($10.34) of our common stock on the NASDAQ Capital Market on January 26, 2007, the date that options were exercised.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have entered into employment and severance agreements with our named executive officers that require us to make payments and provide various benefits in the event of the executive’s termination or a change in our control.

The terms of the agreements and the estimated value of the payments and benefits due to the executives pursuant to their agreements under various termination events are detailed below.

Erwin Haitzmann and Peter Hoetzinger. Pursuant to Dr. Haitzmann’s and Mr. Hoetzinger’s employment agreements and management agreements, if we terminate these agreements without cause, if either officer terminates these agreements for cause or upon a change in our control, each of them will be entitled to:

-	a lump sum cash benefit payment of three times his then current annual compensation/management fee, plus three times his average bonus for the last three years;
-
serve as a consultant to us for an additional period of three years at his then current compensation/ management fee, his previous year’s bonus and current benefits. During such additional period of three years, Dr. Haitzmann or Mr. Hoetzinger would be required to keep himself reasonably available to us to render advice or to provide services for no more than thirty days per year;

-
the immediate vesting of all unvested stock and stock options. Dr. Haitzmann or Mr. Hoetzinger will have the option to either (a) receive an immediate payment of the stock value of 100% of his stock and the higher of (i) the value of the stock options according to the Black-Scholes model or (ii) the “in-the-money” value of his stock options as of the date of such written notice of termination, or (b) receive an immediate cash bonus from us enabling him, after the payment of all of his taxes, to exercise 100% of his stock options, and to continue to hold his stock, with the right to put the stock back to us, at any time and for an unlimited number of times, within three years of termination.

If either officer terminates his agreements without cause, we have the option either (i) to accept his resignation, effective immediately on receipt of written notice; or (ii) to require him to continue to perform his duties for a period not to exceed six months from the date of receipt of such written notice. In either event, he shall continue to be paid at the same compensation/management fee for a period of six months from the date of written notice of termination. Such compensation shall be paid to him in six equal, successive monthly payments, beginning on the 1st day of the month immediately following the date of written notice of termination.

Each executive has also agreed not to disclose to third parties any confidential or proprietary information relating to us.

Assuming Dr. Haitzmann was terminated on December 31, 2007 or that a change in control occurred on such date, and assuming further that the market value of his unvested equity awards was $6.44, which was the market price of our stock on December 31, 2007, Dr. Haitzmann would be eligible for the following payments and benefits:

	Salary ($)	Bonus ($)	Medical Continuation ($)	Value of Accelerated Equity Awards ($)	Value of Stock Held on December 31, 2007 ($)
By Company With Cause	-	-	-	-	-

By Company Without Cause	2,773,272	1,003,649	26,689	1,853,649	8,372,000

By Employee With Cause	2,773,272	1,003,649	26,689	1,853,649	8,372,000

By Employee Without Cause	231,106	-	-	-	-

Upon Change in Control	2,773,272	1,003,649	26,689	1,853,649	8,372,000

Death or Disability	102,212	-	-	-	-

Assuming Mr. Hoetzinger was terminated on December 31, 2007 or that a change in control occurred on such date, and assuming further that the market value of his unvested equity awards was $6.44, which was the market price of our stock on December 31, 2007, Mr. Hoetzinger would be eligible for the following payments and benefits:

	Salary ($)	Bonus ($)	Medical Continuation ($)	Value of Accelerated Equity Awards ($)	Value of Stock Held on December 31, 2007 ($)
By Company With Cause	-	-	-	-	-

By Company Without Cause	2,773,272	1,003,649	27,034	1,853,649	7,038,920

By Employee With Cause	2,773,272	1,003,649	27,034	1,853,649	7,038,920

By Employee Without Cause	231,106	-	-	-	-

Upon Change in Control	2,773,272	1,003,649	27,034	1,853,649	7,038,920

Death or Disability	102,212	-	-	-	-

Larry Hannappel. Pursuant to Mr. Hannappel’s employment agreement, if we terminate his agreement without cause, he will be entitled to:

-	a lump sum cash benefit equal to six months of his base pay and one-half of his prior-year’s bonus;
-	all earned salary through the last day of employment; and
-	continued medical/hospitalization insurance for a period of six months.

In addition, the noncompete/nonsolicitation period will end on the six month anniversary of the last day of his employment with us.

Mr. Hannappel is not entitled to any payments upon a change in control. However, if Mr. Hannappel is terminated within three years from a change in control, he will be entitled to a lump sum cash benefit equal to twelve months of his base salary and prior year’s bonus. In addition, all stock options held by Mr. Hannappel will vest immediately.

Assuming Mr. Hannappel was terminated on December 31, 2007 or that a change in control occurred on such date, and assuming further that the market value of his unvested equity awards was $6.44, which was the market price of our stock on December 31, 2007, Mr. Hannappel would be eligible for the following payments and benefits:

	Salary ($)	Bonus ($)	Medical Continuation ($)	Value of Accelerated Equity Awards ($)
By Company With Cause	-	-	-	-

By Company Without Cause	60,000	45,000	6,758	-

By Employee With Cause	-	-	-	-

By Employee Without Cause	-	-	-	-

Upon Change in Control	-	-	-	-

Termination Within Three Years from a Change in Control	120,000	90,000	-	96,525

Death or Disability	-	-	-	-

Ray Sienko. Pursuant to Mr. Sienko’s employment agreement, if we terminate his agreement without cause, he will be entitled to:

-	a lump sum cash benefit equal to six months of his base pay and one-half of his prior-year’s bonus;
-	all earned salary through the last day of employment; and
-	continued medical/hospitalization insurance for a period of six months.

In addition, the noncompete/nonsolicitation period will end on the six month anniversary of the last day of his employment with us.

Mr. Sienko’s employment agreement does not provide for any payments or vesting upon a change in control.

Assuming Mr. Sienko was terminated on December 31, 2007, or that a change in control occurred on such date, and assuming further that the market value of his unvested equity awards was $6.44, which was the market price of our stock on December 31, 2007, Mr. Sienko would be eligible for the following payments and benefits:

	Salary ($)	Bonus ($)	Medical Continuation ($)	Value of Accelerated Equity Awards ($)
By Company With Cause	-	-	-	-

By Company Without Cause	50,000	15,000	4,827	-

By Employee With Cause	-	-	-	-

By Employee Without Cause	-	-	-	-

Upon Change in Control	-	-	-	-

Termination Within Three Years from a Change in Control	-	-	-	-

Death or Disability	-	-	-	-

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. SEC rules also require our directors, officers and greater than 10% stockholders to furnish the Company with copies of all Section 16(a) reports they file.

To our knowledge (based solely on review of the copies of such reports furnished to us and representations that no other reports were required, during the fiscal year ended December 31, 2007), all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were made in a timely manner.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007, the members of the Compensation Committee were Mr. Gottfried Schellmann and Dr. Dinah Corbaci. Neither of these individuals are current or former officers of the Company or any of our subsidiaries. During 2007, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Both Dr. Haitzmann, our Chairman and Co Chief Executive Officer, and Mr. Hoetzinger, our Vice Chairman, Co Chief Executive Officer and President, are Austrian citizens and have established Austrian trusts, The Haitzmann Family Foundation and The Hoetzinger Family Foundation, respectively, to hold a certain portion of their interests in us.  See “Security Ownership of Certain Beneficial Owners and Management.”

Dr. Haitzmann, Mr. Hoetzinger and their respective family trusts collectively own 3.5% of the outstanding shares of common stock of Century Resorts Ltd. (“CRL”), a subsidiary of ours that owns our South African interests and provides technical casino services to our South African subsidiaries. The combined book value of these shares on December 31, 2007 was $819,977.

Our Audit Committee Charter provides that the Audit Committee must approve transactions between the Company and related parties for actual or apparent conflicts of interest. The Audit Committee defines a related party transaction as one between our directors and executive officers, their immediate family members and entities in which they hold a 5% or greater beneficial ownership interest, where the aggregate amount is expected to exceed $120,000 in any calendar year.

The Board has pre-approved the executive management agreements between us and our Co Chief Executive Officers, as described above under “Executive Employment Agreements.”

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy solicitation materials, we and some brokers may take advantage of the SEC's "householding" rules. These householding rules permit the delivery of only one set of proxy solicitation materials to securityholders who share the same address, unless otherwise requested. Any securityholder of record who shares an address with another securityholder of record and who has received only one set of proxy solicitation materials may receive a separate copy of those materials, without charge, or request future delivery of separate materials upon writing our Corporate Secretary at 1263A Lake Plaza Drive, Colorado Springs, Colorado 80906 or calling (719) 527-8300. Likewise, any stockholder of record who shares an address with another securityholder of record and who has received multiple sets of proxy solicitation materials may request future delivery of a single copy of those materials upon writing our Corporate Secretary at 1263A Lake Plaza Drive, Colorado Springs, Colorado 80906 or calling (719) 527-8300.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least thirty days or more after receipt of your revocation.

PROXY                                                                                                 PROXY

CENTURY CASINOS, INC.

This Proxy is Solicited by the Board of Directors

The undersigned securityholder of Century Casinos, Inc. acknowledges receipt of the Notice of Annual Meeting of Securityholders, to be held on Monday, June 16, 2008 at the Century Casino & Hotel, 102 Main Street, Central City, Colorado and hereby appoints Erwin Haitzmann or Larry Hannappel, or either of them individually, each with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting and at all adjournments thereof, hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof.  The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

(1)  To elect one Class II director to the Board of Directors:
       (The Board of Directors recommends a vote for election of the following nominee)

                PETER HOETZINGER                            ☐   FOR         ☐   WITHHOLD

(2)  To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2008:
       (The Board of Directors recommends a vote for ratification)

                                                                                   ☐   FOR         ☐  AGAINST         ☐   ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed on reverse side)

(Continued from other side)

This proxy, when properly executed, will be voted as directed herein by the undersigned securityholder.  If no direction is made, this proxy will be voted in favor of Proposals 1 and 2.

Dated this______ day of _________________, 2008

Signature__________________________________

Signature__________________________________

Please sign your name exactly as it appears on your stock certificate.  If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

☐   Please indicate if you plan to attend this meeting.